As filed with the Securities and Exchange Commission on October 21, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Gemini Space Station, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-3263417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Third Avenue, 2nd Floor, New York, NY1	10016[1]
(Address of Principal Executive Offices)	(Zip Code)

Gemini Space Station, Inc. 2025 Omnibus Incentive Plan
Gemini Space Station, Inc. 2025 Employee Stock Purchase Plan
(Full title of the plans)

CT Corporation System
701 S Carson St, Ste 200
Carson City, Nevada 89701
(Name and address of agent for service)

(755) 888-4070
(Telephone number, including area code, of agent for service)

Copies to:

Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Tyler Meade Chief Legal Officer Gemini Space Station, Inc. 600 Third Avenue, 2nd Floor New York, NY 10016 (616) 751-4401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

1 We use this address for receiving mail and correspondence to our principal executive office located in New York, NY.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of Gemini Space Station, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Class A common stock, par value $0.001 per share, for issuance under the Gemini Space Station, Inc. 2025 Omnibus Incentive Plan and the Gemini Space Station, Inc. 2025 Employee Stock Purchase Plan under a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2025 (File No. 333-290199) (the “Previous Registration Statement”). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the contents of the Previous Registration Statement, and hereby deems the contents of the Previous Registration Statement to be a part of this Registration Statement, in each case except as supplemented, amended or superseded by the information set forth below herein. In accordance with the instructional note of Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of Gemini Space Station, Inc. (incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K (File No. 001-42836), filed with the SEC on September 15, 2025).
4.2	Amended and Restated Bylaws of Gemini Space Station, Inc. (incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K (File No. 001-42836), filed with the SEC on September 15, 2025).
4.3	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-289665), filed with the SEC on August 15, 2025).
5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23.1*	Consent of Deloitte & Touche LLP, as to Gemini Space Station, LLC.
23.2*	Consent of Deloitte & Touche LLP, as to Gemini Space Station, Inc.
23.3*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Gemini Space Station, Inc. 2025 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.13 filed with the Company’s Registration Statement on Form S-1 (File No. 333-289665), filed with the SEC on September 2, 2025).
99.2	Gemini Space Station, Inc. 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 filed with the Company’s Registration Statement on Form S-1 (File No. 333-289665), filed with the SEC on September 2, 2025).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 21, 2025.

GEMINI SPACE STATION, INC.

By:	/s/ Tyler Winklevoss
	Name:	Tyler Winklevoss
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tyler Winklevoss and Dan Chen and each of them, individually, as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents may deem necessary or desirable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8, or the Registration Statement, to be filed with the Securities and Exchange Commission, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462 under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tyler Winklevoss	Co-Founder, Chief Executive Officer,	October 21, 2025
Tyler Winklevoss	and Director (Principal Executive Officer)
/s/ Cameron Winklevoss	Co-Founder, President, and Director	October 21, 2025
Cameron Winklevoss
/s/ Dan Chen	Chief Financial Officer (Principal Financial	October 21, 2025
Dan Chen	Officer and Principal Accounting Officer)
/s/ Marshall Beard	Chief Operating Officer and Director	October 21, 2025
Marshall Beard
/s/ Sachin Jaitly	Director	October 21, 2025
Sachin Jaitly
/s/ Jonathan Durham	Director	October 21, 2025
Jonathan Durham
/s/ James Esposito	Director	October 21, 2025
James Esposito
/s/ Maria Filipakis	Director	October 21, 2025
Maria Filipakis